Filed Pursuant to Rule 424(b)(5)

Registration No. 333-239608

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 29, 2020)

1,739,131 Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, Superior Drilling Products, Inc. is offering 1,739,131 shares of common stock to a certain institutional investor. Such shares will be sold at an offering price of $1.15 per share.

Our common stock trades on the NYSE American under the symbol “SDPI”. On October 14, 2021, the last reported sales price of our common stock was $1.35 per share.

As of October 14, 2021, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $15,694,338.60, which amount is based on 11,625,436 outstanding shares of common stock held by non-affiliates and a per share price of $1.35, which was the last reported sale price of our common stock on the NYSE American on October 14, 2021. Pursuant to General Instruction I.B.6. of Form S-3, so long as our public float remains below $75.0 million, in no event will we sell securities with a value of more than one-third of our public float in any 12-month period under the registration statement of which this prospectus is a part. We have not offered or sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar month period that ends on and includes the date of this prospectus supplement.

Investing in our common stock involves significant risks. Please carefully consider the risks discussed in “Risk Factors” beginning on page S-3 of this prospectus supplement and in our filings with the Securities and Exchange Commission, or the SEC, that are incorporated by reference in this prospectus supplement before making a decision to invest in our common stock.

We have retained EF Hutton, division of Benchmark Investments, LLC to act as our exclusive placement agent in connection with the securities offered by this prospectus supplement. The placement agent is not purchasing or selling any of these securities nor is it required to sell any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement. We have agreed to pay the placement agent the placement agent fees set forth in the table below.

	Per Share	Total
Public offering price	$1.15	$2,000,000.65
Placement agent fees(1)	$0.08	$140,000.04
Proceeds, before expenses, to us	$1.07	$1,860,000.61

(1)	See “Plan of Distribution” beginning on page S-9 of this prospectus supplement for additional information regarding placement agent fees and estimated offering expenses.

Delivery of the securities offered hereby is expected to be made on or about October 19, 2021.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Placement Agent

EF Hutton

division of Benchmark Investments, LLC

The date of this prospectus supplement is October 14, 2021.

S-I

ABOUT THIS PROSPECTUS SuPPLEMENT

This prospectus supplement and the accompanying base prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. We provide information to you about this offering in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, unless the context indicates otherwise, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement), the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should also read and consider the additional information under the captions “Incorporation of Certain Documents By Reference” in this prospectus supplement.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying base prospectus and in any free writing prospectus with respect to this offering filed by us with the SEC. Neither we nor the underwriters have authorized any person to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, any free writing prospectus with respect to the offering filed by us with the SEC and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date they were made. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to investors and may be qualified by information in disclosure schedules. These disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the agreements. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The registration statement containing the prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus supplement and the base prospectus. We have filed and plan to continue to file other documents with the Commission that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the Commission. The registration statement and other reports can be read at the Commission website or at the Commission offices mentioned under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

S-II

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus. Because this summary provides only a brief overview of the key aspects of the offering, it does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including “Risk Factors” beginning on page S-3, “Cautionary Note Regarding Forward-Looking Statements” beginning on page S-5 of this prospectus supplement and under similar sections of the accompanying prospectus and the documents incorporated by reference, which are described under “Incorporation of Certain Information by Reference,” before making an investment decision. As used in this prospectus supplement, unless otherwise indicated, “we,” “our,” “us” or similar terms refer collectively to Superior Drilling Products, Inc. and its operating subsidiaries.

Overview

We innovate, design, engineer, manufacture, sell, and repair drilling and completion tools in the United States, Canada, and the Middle East.

We currently have three basic operations:

●	Our PDC drill bit and other tool refurbishing and manufacturing service,

●	Our emerging technologies business that manufactures the Drill-N-Ream tool, our innovative drill string enhancement tool, the Strider technology and other tools, and

●	Our new product development business that conducts our research and development, and designs our horizontal drill string enhancement tools, other down-hole drilling technologies, and drilling tool manufacturing technologies.

Our strategy for growth is to expand our global market penetration of our current drill tool technology and to leverage our expertise in drill tool technology and precision machining in order to broaden our product offerings and solutions for the oil and gas industry, as well as other industries that require precision machining and quality. We believe through our patented technologies, as well as technologies under development, that we can offer the oil and gas industry the solutions it demands to improve drilling efficiencies and reduce production costs.

Corporate Information

Our principal executive office is located at 1583 South 1700 East, Vernal, Utah 84078, and our phone number is (435) 789-0594.

S-1

THE OFFERING

Common stock offered by us	1,739,131 shares of our common stock

Offering price	$1.15

Common stock outstanding immediately after this offering	28,720,427 shares

Use of proceeds	We intend to use the net proceeds from this offering for working capital and for general corporate purposes. For more, see “Use of Proceeds”.

Dividend policy	We have not declared or paid any cash or other dividends on our common stock, and do not expect to declare or pay any cash or other dividends on our common stock in the foreseeable future.

Risk factors	You should consider carefully the risks discussed under the “Risk Factors” beginning on page S-3 of this prospectus, as well as those described in our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021, and the other disclosures contained or incorporated by reference herein and therein.

NYSE American symbol	SDPI

The number of shares to be outstanding after this offering is based on 26,981,296 shares of our common stock outstanding as of October 14, 2021 and excludes 856,167 additional shares that are authorized for future issuance under our equity incentive plans, of which 323,584 shares may be issued pursuant to outstanding stock options.

S-2

RISK FACTORS

You should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our annual report on Form 10-K for the year ended December 31, 2020 and in our quarterly report for the quarters ended March 30, 2021 and June 30, 2021, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which is incorporated by reference in this prospectus supplement in their entirety, and in current reports on Form 8-K we file after the date of this prospectus supplement, together with other information in this prospectus supplement, and the information and documents incorporated by reference in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our common stock. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. Many of the following risks and uncertainties and those contained in the documents incorporated by reference herein are, and will be, exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition.

Risks related to this Offering

Resales of our common stock in the public market by our stockholders as a result of this offering may cause the market price of our common stock to fall.

Sales of a substantial number of shares of our common stock could occur at any time. The issuance of new shares of our common stock could result in resales of our common stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds, if any, from this offering for working capital and for general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.

The trading price of our common stock may continue to be volatile, which could cause you to lose part or all of your investment.

The trading price of our common stock has been highly volatile and could continue to be subject to wide fluctuations in response to various factors, some of which are beyond our control. During the past twelve months, the sales price of our common stock ranged from a low of $0.40 per share in October 2020, to a high of $2.38 per share in October 2021.

The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies.

As a result of this volatility, our securities could experience rapid and substantial decreases in price, and you may be able to sell securities you purchase under this prospectus only at a substantial loss to the price at which you purchased the securities in this offering.

Some, but not all, of the factors that may cause the market price of our common stock to fluctuate include:

●	fluctuations in our quarterly or annual financial results or the quarterly or annual financial results of companies perceived to be similar to us or relevant for our business;
●	changes in estimates of our financial results or recommendations by securities analysts;
●	failure of our services or products to achieve or maintain market acceptance;
●	changes in market valuations of similar or relevant companies;
●	success of competitive service offerings or technologies;
●	changes in our capital structure, such as the issuance of securities or the incurrence of debt;
●	announcements by us or by our competitors of significant services, contracts, acquisitions or strategic alliances;
●	regulatory developments in the United States, foreign countries, or both;
●	litigation;
●	additions or departures of key personnel;
●	investors’ general perceptions; and
●	changes in general economic, industry or market conditions.

S-3

In addition, if the market for energy related stocks, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition, or results of operations. Further, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

A possible “short squeeze” due to a sudden increase in demand of our common stock that largely exceeds supply may lead to additional price volatility.

Historically there has not been a large short position in our common stock. However, in the future investors may purchase shares of our common stock to hedge existing exposure or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent an aggregate short exposure in our common stock becomes significant, investors with short exposure may have to pay a premium to purchase shares for delivery to share lenders at times if and when the price of our common stock increases significantly, particularly over a short period of time. Those purchases may in turn, dramatically increase the price of our common stock. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our common stock that are not directly correlated to our business prospects, financial performance or other traditional measures of value for the Company or our common stock.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we expect to in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

This offering may cause the trading price of our common stock to decrease.

The price per share, together with the number of shares of common stock we issue if this offering is completed, may result in an immediate decrease in the market price of our common stock. This decrease may continue after the completion of this offering.

This offering is being conducted on a “best efforts” basis.

The placement agent is offering the shares on a “best efforts” basis, and the placement agent is under no obligation to purchase any shares for its own account. The placement agent is not required to sell any specific number or dollar amount of shares of common stock in this offering but will use its best efforts to sell the securities offered in this prospectus supplement. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

S-4

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information discussed in this prospectus supplement and the accompanying prospectus, our filings with the SEC and our public releases include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, the Private Securities Litigation Reform Act of 1995, or the PSLRA, or in releases made by the SEC. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of us to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

The forward-looking statements contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control, including:

●	the volatility of oil and natural gas prices;

●	the cyclical nature of the oil and gas industry;

●	availability of financing, flexibility in restructuring existing debt and access to capital markets;

●	our reliance on significant customers;

●	consolidation within our customers’ industries;

●	competitive products and pricing pressures;

●	our ability to develop and commercialize new and/or innovative drilling and completion tool technologies;

●	our ability to diversify products/services provided to customers and markets in which we operate;

●	the continued impact of COVID-19 on domestic and global economic conditions and the future impact of such conditions on the oil and gas industry and the demand for our services;

●	fluctuations in our operating results;

●	our dependence on key personnel;

●	costs of raw materials;

●	our dependence on third party suppliers;

●	unforeseen risks in our manufacturing processes;

●	the need for skilled workers;

●	our ability to successfully manage our growth strategy;

●	unanticipated risks associated with, and our ability to integrate, acquisitions;

●	current and potential governmental regulatory actions in the United States and regulatory actions and political unrest in other countries;

●	the potential impact of major health crises on our business and results of operations;

●	terrorist threats or acts, war and civil disturbances;

●	our ability to protect our intellectual property;

●	impact of environmental matters, including future environmental regulations;

●	implementing and complying with safety policies;

●	reaches of security in our information systems and other cybersecurity risks;

●	related party transactions with our founders; and

●	risks associated with our common stock.

Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us.

In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described in “Risk Factors” included elsewhere in this prospectus supplement and in the documents that we include in or incorporate by reference into this prospectus supplement, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, our Quarterly Report for the quarterly periods ended March 31, 2021 and June 30, 2021, and our subsequent Exchange Act filings. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

S-5

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $1,750,000, after deducting the placement agent fee and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and for general corporate purposes.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

S-6

DILUTION

If you invest in the securities being offered by this prospectus supplement, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value as of June 30, 2021, was approximately $3,070,162, or approximately $0.12 per share of common stock. Net tangible book value per share represents the amount of total tangible assets (total assets less intangible assets) less total liabilities, divided by the number of shares of our common stock outstanding as of June 30, 2021.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the sale of 1,739,131 shares of our common stock in this offering at a price of $1.15 per share, our as adjusted net tangible book value as of June 30, 2021 would have been approximately $4,820,162, or approximately $0.18 per share of common stock. This represents an immediate increase in net tangible book value of $0.06 per share of common stock to our existing stockholders and an immediate decrease in net tangible book value of $0.97 per share of common stock to investors in this offering.

The following table illustrates this dilution on a per share basis:

Public offering price per share	$1.15
Net tangible book value per share at June 30, 2021	$0.12
Increase to net tangible book value per share attributable to investors purchasing our common stock in this offering	$0.06
As adjusted net tangible book value per share as of June 30, 2021, after giving effect to this offering	$0.18
Dilution of as adjusted net tangible book value per share to investors purchasing our common stock in this offering	$0.97

S-7

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering shares of our common stock. The following description of our common stock summarizes the material terms and provisions thereof, including the material terms of the common stock we are offering under this prospectus supplement and the accompanying prospectus.

Common Stock

See “Description of Capital Stock—Common Stock” on page 7 of the accompanying prospectus for a description of the material terms of our common stock.

S-8

PLAN OF DISTRIBUTION

EF Hutton, division of Benchmark Investments, LLC has agreed to act as placement agent in connection with this offering, subject to the terms and conditions of the placement agency agreement dated October 12, 2021. The placement agent is not purchasing or selling any of the shares of our common stock offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares of our common stock, but has agreed to use its reasonable best efforts to arrange for the sale of all of the shares of our common stock offered hereby.

We expect to deliver the shares of our common stock being offered pursuant to this prospectus supplement on or about October 19, 2021.

We have agreed to indemnify the placement agents against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.

Fees and Expenses

We have agreed to pay the placement agent a cash fee equal to $140,000.04, or 7% of the aggregate purchase price of the shares of our common stock sold in this offering, which includes $25,000 to be paid to Colliers Securities LLC, which is acting as a financial advisor to the offering. The following table shows the per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the shares of our common stock offered pursuant to this prospectus supplement and the accompanying base prospectus, assuming the purchase of all of the shares offered hereby on a best efforts basis:

	Per Share	Total
Public offering price	$1.15	$2,000,000.65
Placement agent fees	$0.08	$140,000.04
Proceeds, before expenses, to us	$1.07	$1,860,000.61

In addition, we have agreed to reimburse the placement agents for the placement agent’s expenses in an amount of $50,000. We estimate the total expenses payable by us for this offering, excluding the placement agent fees and expenses, will be approximately $60,000.

The placement agency agreement provides that the obligations of the placement agent, and the share purchase agreement provides that the obligations of the purchasers in the offering, are subject to certain customary conditions precedent, including the receipt of customary legal opinions, letters and certificates and the absence of any material adverse change in our business. The placement agency agreement and the share purchase agreement also contain customary representations and warranties that must be true and correct as of the closing.

We have agreed that, until 90 days following the closing of this offering, we may not effect or enter into any agreement to effect any issuance of common stock or common stock equivalents, including a variable rate transaction (as defined in the share purchase agreement that we entered into with a certain institutional investor), subject to certain exceptions.

Additionally, our officers and directors have agreed, subject to limited exceptions, for a period of 90 days after the closing of this offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the placement agency agreement or thereafter acquired without the prior written consent of the placement agent, except pursuant to certain exceptions, including sales pursuant to previously established 10b5-1 trading plans. The placement agent may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

The placement agents may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by the placement agent and any profit realized on the resale of the shares sold by the placement agent while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as a principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

S-9

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement Agent or by its affiliates. Other than this prospectus supplement and the accompanying prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent are not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and the share purchase agreement. Copies of the share purchase agreement and placement agency agreement will be included as an exhibit to our Current Report on Form 8-K to be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The placement Agent may arrange to sell securities offered by this prospectus supplement and accompanying prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where is are permitted to do so.

Stabilizing Transactions

The placement agent has informed us that it does not intend to engage in overallotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

Listing and Transfer Agent

Our common stock is listed on the NYSE American under the symbol “SDPI.” Our transfer agent is VStock Transfer, LLC.

Other Relationships

From time to time, the placement agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services.

S-10

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed on for us by Certain legal matters in connection with the securities offered hereby will be passed on for us by Porter Hedges LLP, Houston, Texas, and Snell & Wilmer L.L.P., Salt Lake City, Utah. Ellenoff Grossman & Schole LLP is acting as counsel to the Placement Agent in this offering.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the years ended December 31, 2020 and 2019, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference in this prospectus and elsewhere in this registration statement.  Our financial statements are incorporated by reference in reliance on Moss Adam LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus forms a part of a registration statement on Form S-3 we filed with the SEC. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and our securities, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act, as well as our proxy statement, annual, quarterly and other reports and other information we file with the SEC. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information regarding companies that file electronically with the SEC. We maintain a website on the Internet at www.sdpi.com. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website or from our website at www.sdpi.com. Information on the SEC website, our website or any other website is not incorporated by reference in this prospectus and does not constitute part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have previously been filed by us with the SEC under the Exchange Act, are incorporated herein by reference:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 16, 2021 (File No. 001-36453);

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, filed with the SEC on May 12, 2021, and June 30, 2021, filed with the SEC on August 13, 2020 (File No. 001-36453);

●	our Current Reports on Form 8-K, filed with the SEC on February 3, 2021, February 29, 2021, March 11, 2021, May 12, 2021, May 26, 2021, August 10, 2021 and August 13, 2021(excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) (File No. 001-36453); and

●	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on May 12, 2014 (File No. 001-36453), including any and all subsequent amendments and reports filed for the purpose of updating that description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of this prospectus supplement until the termination of the offering under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, by writing or telephoning us at the following address:

Superior Drilling Products, Inc.

Attention: Chief Financial Officer

1583 South 1700 East

Vernal, Utah 84078

S-11

PROSPECTUS

$20,000,000

Common Stock

Preferred Stock

Warrants

Subscription Rights

Purchase Contracts

Units

We may offer from time to time shares of our common stock, preferred stock, warrants, subscription rights, purchase contracts and units that include any of these securities.

The aggregate initial offering amount of the securities that we offer will not exceed $20,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

Our common stock is quoted on the NYSE American under the symbol “SDPI.” The last reported sale price of our common stock on June 30, 2020 was $0.744 per share.

The aggregate market value of our outstanding common stock held by non-affiliates was $9,954,799 based on 25,434,776 shares of outstanding common stock as of June 30, 2020, of which approximately 13,380,106 shares were held by non-affiliates, and based on the last reported sale price of our common stock as noted above. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $20,000,000. In the event that subsequent to the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $20,000,000, then the one-third limitation on sales shall not apply to additional sales made pursuant to this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

We will provide the specific terms of the offering in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.

Investing in our securities involves significant risks that are described in the “Risk Factors” section beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 29, 2020.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $20,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the Commission, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents By Reference,” and the additional information described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the Commission that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the Commission. The registration statement and other reports can be read at the Commission website or at the Commission offices mentioned under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

SUPERIOR DRILLING PRODUCTS, inc.

We are an innovative drilling and completion tool technology company providing cost saving solutions that drive production efficiencies for the oil and natural gas drilling industry. Our headquarters and manufacturing operations are located in Vernal, Utah. Our drilling solutions include the patented Drill-N-Ream® well bore conditioning tool and the patented Strider™ Drill String Oscillation System technology. In addition, we are a manufacturer and refurbisher of polycrystalline diamond compact drill bits We operate a state-of-the-art drill tool fabrication facility, where we manufacture solutions for the drilling industry, as well as customers’ custom products.

As used in this prospectus, the terms “we,” “us” and “our” mean Superior Drilling Company, Inc., a Utah corporation, and its subsidiaries and predecessors, unless the context indicates otherwise. Our principal executive office is located at 1583 South 1700 East, Vernal, Utah 84078, and our phone number is (435) 789-0594.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information discussed in this prospectus, our filings with the Commission and our public releases include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Commission. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of us and our subsidiaries to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

The forward-looking statements contained in or incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control, including:

●	the impact of domestic and global economic conditions as a result of COVID-19 and the future impact of such conditions on the oil and gas industry and the demand for our services;
●	the volatility of oil and natural gas prices;
●	the cyclical nature of the oil and gas industry;
●	availability of financing, flexibility in restructuring existing debt and access to capital markets;
●	our reliance on significant customers;
●	consolidation within our customers’ industries;
●	competitive products and pricing pressures;
●	our ability to develop and commercialize new and/or innovative drilling and completion tool technologies;
●	fluctuations in our operating results;
●	our dependence on key personnel;
●	costs of raw materials;
●	our dependence on third party suppliers;
●	unforeseen risks in our manufacturing processes;
●	the need for skilled workers;
●	our ability to successfully manage our growth strategy;
●	unanticipated risks associated with, and our ability to integrate, acquisitions;
●	current and potential governmental regulatory actions in the United States and regulatory actions and political unrest in other countries;
●	terrorist threats or acts, war and civil disturbances;
●	our ability to protect our intellectual property;
●	impact of environmental matters, including future environmental regulations;
●	implementing and complying with safety policies;
●	breaches of security in our information systems and other cybersecurity risks;
●	related party transactions with our founders; and
●	risks associated with our common stock.

Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us.

In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described in “Risk Factors” included elsewhere in this prospectus and in the documents that we include in or incorporate by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and our subsequent Commission filings. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file reports, proxy statements and other information with the Commission as required by the Exchange Act. These reports, proxy statements and other information can be inspected and copied at the Commission’s Public Reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. We maintain a website at www.sdpi.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus.

We have filed a registration statement with the Commission on Form S-3 (including any amendments thereto, known as the registration statement) under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. You may refer to the registration statement and the exhibits and schedules thereto for more information about the offered securities and us. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document so filed. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have previously been filed by us with the Commission under the Exchange Act, are incorporated herein by reference:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on March 18, 2020 (File No. 001-36453);

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the Commission on May 11, 2020 (File No. 001-36453);

●	A description of our capital stock contained in our Form 8-A filed with the Commission on May 12, 2014 (File No. 001-36453); and

●	Our Current Reports on Form 8-K, filed with the Commission on January 2, 2020, February 25, 2020, March 12, 2020, April 9, 2020, April 17, 2020, April 27, 2020, and May 8, 2020 (File No. 001-36453) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates documents by reference that are not delivered with the prospectus. Copies of these documents, other than the exhibits to the documents (unless such exhibits are specifically incorporated by reference in such documents), are available upon written or oral request, at no charge, from us. Requests for such copies should be directed to Superior Drilling Products, Inc., 1583 South 1700 East, Vernal, Utah 84078, Attention: Chief Financial Officer, telephone number: (435) 789-0594.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2019, and our subsequent Commission filings, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement or any pricing supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include capital expenditures, repayment or refinancing of indebtedness, acquisitions and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

DILUTION

Our net tangible book value at December 31, 2019 was $0.20 per share of common stock. Net tangible book value per share of common stock is determined by dividing our tangible net worth, which is tangible assets less liabilities, by the total number of shares of our common stock outstanding. If we offer shares of our common stock, purchasers of our common stock in that offering may experience immediate dilution in net tangible book value per share. The prospectus supplement relating to an offering of shares of our common stock will set forth the information regarding any dilutive effect of that offering.

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DESCRIPTION OF CAPITAL STOCK

The total number of shares of all classes of stock that we have authority to issue is 120,000,000, consisting of 100,000,000 shares of common stock, par value $.001 per share, and 20,000,000 shares of preferred stock, par value $.001 per share. We had 25,434,776 shares of common stock, and no shares of preferred stock, outstanding as of June 26, 2020.

In the discussion that follows, we have summarized selected provisions of our articles of incorporation and our bylaws relating to our capital stock. You should read our articles of incorporation and bylaws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement. Please read “Where You Can Find More Information.”

Common Stock

Voting rights. Holders of common stock are entitled to one vote per share on any matter to be voted upon by shareholders. All shares rank equally as to voting and all other matters. The shares of common stock have no preemptive or conversion rights, no redemption or sinking fund provisions, are not liable for further call or assessment and are not entitled to cumulative voting rights.

Dividend rights. For as long as such stock is outstanding, the holders of common stock are entitled to receive ratably any dividends when and as declared from time to time by our board of directors out of funds legally available for dividends. We currently intend to retain all future earnings for the operation and expansion of our business and do not anticipate paying cash dividends on the common stock in the foreseeable future.

Liquidation rights. Upon a liquidation or dissolution of our company, whether voluntary or involuntary, creditors will be paid before any distribution to holders of our common stock. After such distribution, holders of common stock are entitled to receive a pro rata distribution per share of any excess amount.

Preferred Stock

Our articles of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock covering up to an aggregate of 20,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have preferences, voting powers, qualifications and special or relative rights or privileges determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights.

Anti-Takeover Provisions in Our Articles of Incorporation and Bylaws

Our articles of Incorporation and bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Removal of directors and filling board vacancies. Our bylaws provide that directors may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of all the outstanding shares of capital stock entitled to vote generally in the election of directors voting together as a single class. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may be filled by the affirmative vote of a majority of the shareholders, or by a majority of our directors then in office even if less than a quorum.

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Meetings of shareholders. Our bylaws (a) provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of shareholders, and (b) limit the business that may be conducted at an annual meeting of shareholders to those matters properly brought before the meeting.

Advance notice requirements. Our bylaws establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our shareholders. These procedures provide that notice of shareholder proposals must be timely and given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in the bylaws.

Amendment to Bylaws and Articles of Incorporation. Except as otherwise required by Utah law, any amendment of our articles of incorporation must first be approved by a majority of our board of directors and thereafter be approved by a majority vote of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to shareholder action, directors, indemnification and the amendment of our bylaws and articles of incorporation must be approved by no less than 66 2/3% of the voting power of all of the shares of capital stock issued and outstanding and entitled to vote generally in any election of directors, voting together as a single class. Our bylaws may be amended by the affirmative vote of a majority vote of the directors then in office, subject to certain limitations set forth in the bylaws; and may also be amended by the affirmative vote of at least a majority of the voting power of all of the shares of capital stock issued and outstanding and entitled to vote generally in any election of directors, voting together as a single class.

Blank check preferred stock. The existence of our authorized but unissued shares of preferred stock may enable our board of directors to make it more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our shareholders, our board of directors could cause shares of preferred stock to be issued without shareholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent shareholder or shareholder group. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or other classes of preferred stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring, or preventing a change in control.

Utah Control Shares Acquisition Act

We are organized under Utah law. Some provisions of Utah law may delay or prevent a transaction that would cause a change in our control. Under our articles of incorporation, we have opted that Section 61-6-1, et seq. of the Utah Code Annotated, as amended, an anti-takeover law commonly referred to as the Control Shares Acquisition Act, will not apply to us.

Other Provisions of Our Articles of Incorporation and Bylaws

Our articles of incorporation provides that, subject to the rights of any issued preferred stock, our board of directors will be a staggered board of directors consisting of different terms designated as Class I, Class II and Class III, respectively. At each annual meeting of shareholders, directors of the applicable class shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors.

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Since there is no cumulative voting in the election of directors, this classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our shareholders to be in their best interest. Pursuant to our articles of incorporation, shares of our preferred stock may be issued from time to time, and the board of directors is authorized to determine and alter all rights, preferences, privileges, qualifications, limitations and restrictions without limitation, which could impact the ability to remove directors as currently contemplated.

Ability of Our Shareholders to Act

Our bylaws provide that any shareholder or shareholders holding at least 10% of the total voting power may call special shareholders meetings. Written notice of any special meeting so called shall be given to each shareholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise required by law.

Our bylaws provide that nominations of persons for election to our board of directors may be made at any annual meeting of our shareholders, or at any special meeting of our shareholders called for the purpose of electing directors, (a) by or at the direction of our board of directors or (b) by any of our shareholders.

In addition to any other applicable requirements, for a nomination to be properly brought by a shareholder, such shareholder must have given timely notice thereof in proper written form to our Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices (a) in the case of an annual meeting of shareholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of our shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

Our bylaws provide that no business may be transacted at any annual meeting of our shareholders, other than business that is either (a) specified in the notice of meeting given by or at the direction of our board of directors, (b) otherwise properly brought before the annual meeting by or at the direction of our board of directors or (c) otherwise properly brought by any of our shareholders. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to our Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

Limitations of Director Liability and Indemnification of Directors, Officers, and Employees

Our articles of incorporation provide that to the fullest extent permitted by the bylaws or the Utah Revised Business Corporation Act, or the Act, or any other applicable law, as either may be amended, a director shall have no liability to the us or our shareholders for monetary damages for conduct, any action taken, or any failure to take any action as a director. As permitted by the Act, directors will not be personally liable to us or our shareholders for monetary damages as a director except liability for (a) the amount of a financial benefit received by a director to which he’s not entitled; (b) an intentional infliction of harm on the corporation or its shareholders; (c) an unlawful distribution in violation of Section 16-10a-842 of the Act; or (d) an intentional violation of criminal law.

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These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies, such as an injunction or rescission.

In addition, our bylaws provide that:

●	we will indemnify our directors to the fullest extent permitted by the Act, including advancing expenses in connection with legal proceedings, subject to limited exceptions;

●	the corporation may, to the extent permitted by the Act, by action of its board of directors, agree to indemnify officers, employees and other agents of the corporation and may advance expenses to such persons.

We have entered into indemnification agreements with each of our executive officers and directors. These agreements provide that, subject to limited exceptions and among other things, we will indemnify each of our executive officers and directors to the fullest extent permitted by law and advance expenses to each indemnity in connection with any proceeding in which a right to indemnification is available.

We also maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons who control our company, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty, or may have the practical effect in some cases of eliminating our shareholders’ ability to collect monetary damages from our directors and executive officers. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that might result in a claim for such indemnification.

Listing

Our common stock is listed for quotation on the NYSE American under the symbol “SDPI.”

Transfer Agent and Registrar

VStock Transfer is transfer agent and registrar for our common stock.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock, purchase contracts or units that are registered pursuant to the registration statement to which this prospectus relates. We may issue warrants independently or together with other securities that are registered pursuant to the registration statement to which this prospectus relates. Warrants sold with other securities may be attached to or separate from the other securities. We will issue each series of warrants under a separate warrant agreement between us and a warrant agent that we will name in the prospectus supplement. We will describe additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

General

If warrants are offered, the prospectus supplement relating to a series of warrants will include the specific terms of the warrants, including:

●	the offering price;

●	the title of the warrants;

●	the aggregate number of warrants offered;

●	the dates or periods during which the warrants can be exercised;

●	whether the warrants will be issued in individual certificates to holders or in the form of global securities held by a depositary on behalf of holders;

●	the designation and terms of any securities with which the warrants are issued;

●	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

●	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

●	any special tax implications of the warrants or their exercise;

●	any anti-dilution provisions of the warrants;

●	any redemption or call provisions applicable to the warrants; and

●	any other terms of the warrants.

Transfers and Exchanges

A holder will be able to exchange warrant certificates for new warrant certificates of different denominations, or to transfer warrants, at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to exercise, holders of warrants will have none of the rights of holders of the underlying securities.

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Exercise

Holders will be able to exercise warrants up to 5:00 P.M. New York City time on the date set forth in the prospectus supplement as the expiration date.

After this time, unless we have extended the expiration date, the unexercised warrants will be void.

Subject to any restrictions and additional requirements that may be set forth in a prospectus supplement, holders of warrants may exercise them by delivering to the warrant agent at its corporate trust office the following:

●	warrant certificates properly completed; and

●	payment of the exercise price.

As soon as practicable after the delivery, we will issue and deliver to the indicated holder the securities purchasable upon exercise. If a holder does not exercise all the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.

No Rights of Security Holder Prior to Exercise

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to, in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrant holder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility if we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us.

Title

We and the warrant agents and any of our respective agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase common stock, preferred stock, warrants, other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the security holder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:

●	the date of determining the security holders entitled to the subscription rights distribution;

●	the price, if any, for the subscription rights;

●	the exercise price payable for the common stock, preferred stock, depositary shares or other securities upon the exercise of the subscription right;

●	the number of subscription rights issued to each security holder;

●	the amount of common stock, preferred stock, depositary shares or other securities that may be purchased per each subscription right;

●	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

●	the extent to which the subscription rights are transferable;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

●	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;

●	any applicable federal income tax considerations; and

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

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DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a specified number, or amount, of securities at a future date or dates. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and an underlying security covered by this prospectus, U.S. Treasury security or other U.S. government or agency obligation. The holder of the unit may be required to pledge the security, U.S. Treasury security or other U.S. government or agency obligation to secure its obligations under the purchase contract.

If purchase contracts are offered, the prospectus supplement will specify the material terms of the purchase contracts, the units and any applicable pledge or depository arrangements, including one or more of the following:

●	the stated amount that a holder will be obligated to pay under the purchase contract in order to purchase the underlying security;

●	the settlement date or dates on which the holder will be obligated to purchase the underlying security and whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which any early settlement would occur;

●	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

●	the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number, or amount, of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract;

●	whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount or liquidation amount equal to the stated amount;

●	the type of security, if any, that is pledged by the holder to secure its obligations under a purchase contract;

●	the terms of the pledge arrangement relating to the security, including the terms on which distributions or payments of interest and principal on the security will be retained by a collateral agent, delivered to us or be distributed to the holder; and

●	the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, preferred stock, warrants, subscription rights, purchase contracts, or any combination of such securities. The applicable prospectus supplement will describe:

●	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

●	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

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GLOBAL SECURITIES

We may issue the warrants, purchase contracts and units of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security known as “participants” or persons that may hold interests through such participants.

Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities represented by the global security beneficially owned by the participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities.

Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture, warrant agreement, purchase contract or unit agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for the global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, warrant agreement, purchase contract or unit agreement, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Any payments to holders with respect to warrants, purchase contracts or units represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for any securities represented by a global security, or its nominee, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, we will issue such securities in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more global securities and, in such event, will issue securities of such series in definitive form in exchange for all of the global security or securities representing such securities. Any securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee, warrant agent or other relevant agent of ours. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.

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PLAN OF DISTRIBUTION

We may sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may also sell our securities upon the exercise of subscription rights that may be distributed to security holders. We may use these methods in any combination.

We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or any related free writing prospectus, including:

̜●	the name or names of any underwriters, if any;
̜●	the purchase price of the securities and the proceeds we will receive from the sale;
●	any underwriting discounts and other items constituting underwriters’ compensation;
●	any initial public offering price;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or related free writing prospectus are underwriters of the securities offered thereby.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on the NYSE American or any other organized market where the securities may be traded;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;
●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and
●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

By Underwriters

We may use an underwriter or underwriters in the offer or sale of our securities.

●	If we use an underwriter or underwriters, the offered securities will be acquired by the underwriters for their own account.

●	We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement.

●	The underwriters will use this prospectus and the prospectus supplement to sell our securities.

We may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:

●	to purchase from us up to the number of shares of common stock that would be issuable upon conversion or exchange of all the shares of the class or series of our securities at an agreed price per share of common stock; or

●	to purchase from us up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of our common stock or any other outstanding security.

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The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common stock or other security.

The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.

By Dealers

We may use a dealer to sell our securities.

●	If we use a dealer, we, as principal, will sell our securities to the dealer.

●	The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

●	We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

By Agents

We may designate agents to solicit offers to purchase our securities.

●	We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.

●	Unless we indicate otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

●	Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

By Delayed Delivery Contracts

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

●	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

●	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

●	We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

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Direct Sales

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.

General Information

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of securities offered by this prospectus (other than common stock) may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or other offering materials; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed on for us by Snell & Wilmer L.L.P., Salt Lake City, Utah. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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1,739,131 Shares of Common Stock

Prospectus Supplement

Placement Agent

EF Hutton

division of Benchmark Investments, LLC

October 14, 2021